VOTING AGREEMENT

     This Voting Agreement (the "Agreement") is made and entered into as of December 29, 2000, by and among EchoStar DBS Corporation, a Colorado corporation ("EchoStar"), DBS Industries, Inc., a Delaware corporation ("DBSI"), E-Sat, Inc., a Colorado corporation ("E-Sat") and Newstar Limited, a Bermuda corporation ("Newstar") (hereinafter individually referred to as a "Party" or collectively referred to as the "Parties"; DBSI, E-Sat and Newstar, together with any of their Affiliates, are hereinafter sometimes referred to as the "DBSI Parties").

     WHEREAS, the Parties have entered into a Share Purchase Agreement dated July 30, 1999 (the "Share Purchase Agreement") pursuant to which DBSI agreed to purchase from EchoStar shares of E-Sat common stock owned by EchoStar sufficient in number such that after such purchase DBSI would own eighty and one-tenth percent (80.1%) of the equity ownership of E-Sat and EchoStar would own nineteen and nine-tenths percent (19.9%) of the equity ownership of E-Sat (the "Shares"), and EchoStar agreed to sell the Shares to DBSI, subject to the terms and conditions of the Share Purchase Agreement;

     WHEREAS, it is a condition to the closing of the purchase and sale of the Shares that the Parties enter into a formal voting rights agreement, in a form reasonably agreeable to DBSI and EchoStar, to memorialize certain rights granted to EchoStar and certain duties and obligations imposed on the DBSI Parties under the Share Purchase Agreement with regard to the election of an EchoStar representative to the Board of Directors of E-Sat, EchoStar's E-Sat equity securities and certain rights granted to EchoStar and certain duties and obligations imposed on the DBSI Parties under the Share Purchase Agreement in the event of the issuance of addition equity securities by E-Sat; and

     WHEREAS, EchoStar and the DBSI Parties desire to enter into this Agreement to satisfy the aforementioned condition by memorializing the aforementioned rights, duties and obligations in a formal voting rights agreement agreeable to all Parties

     NOW THEREFORE, in consideration of the above recitals, the mutual covenants made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

     1. DEFINTIONS. In addition to the capitalized terms defined elsewhere herein, the following terms shall have the meanings ascribed to them below:

        1.1 "Affiliate" mean, with respect to a particular person or entity, any person or entity directly or indirectly controlling, controlled by or under common control with such person or entity.

     2. ECHOSTAR REPRESENTATIVE.

        2.1 ECHOSTAR BOARD DESIGNEE. Pursuant to Article VI of the Articles of Incorporation of E-Sat, EchoStar has the right to designate, remove, and replace one (1) representative (the "Representative") to serve on the Board of Directors of E-Sat. During the term of this Agreement, upon DBSI's receipt of written notice of EchoStar's designation of a Representative, the DBSI Parties shall use their best efforts to cause such Representative to be elected (and maintain in office) as a member of the Board of Directors of E-Sat, including without limitation voting all shares of common stock of E-Sat now or hereafter directly or indirectly owned (of record or beneficially) by the DBSI Parties in favor of electing such Representative to, and retaining such Representative on, the Board of Directors of E-Sat. For purposes of this Agreement, any individual who is designated for election to the Board of Directors of E-Sat pursuant to this Section 2.1 is hereinafter referred to as the "EchoStar Board Designee."

        2.2 CHANGES IN ECHOSTAR BOARD DESIGNEE. From time to time during the term of this Agreement, EchoStar may, in its sole discretion:

                (a) remove from the Board of Directors of E-Sat the incumbent EchoStar Board Designee; and/or

                (b) designate a new EchoStar Board Designee to occupy a Board seat for which EchoStar is entitled to designate the EchoStar Board Designee under Section 2.1 (whether to replace an existing EchoStar Board Designee or to fill a vacancy in such Board seat in the event that EchoStar elected not to immediately fill a vacancy in such Board seat or to immediately designate a Representative following execution of this Agreement).

In the event that EchoStar elects to remove or designate a new EchoStar Board Designee under this Section 2.2, the DBSI Parties shall use their best efforts to: (i) cause the removal from the Board of Directors of E-Sat of the EchoStar Board Designee so designated for removal by ECHOSTAR; and/or (ii) cause the new EchoStar Board Designee so designated for election by EchoStar to be elected (and maintain in office) as a member of the Board of Directors of E-Sat, including without limitation voting all shares of common stock of E-Sat now or hereafter directly or indirectly owned (of record or beneficially) by the DBSI Parties in favor of such removal and/or election and retention.

        2.3 NOTICE. E-Sat shall promptly give each of the DBSI Parties written notice of any proposal by EchoStar to remove or elect a new EchoStar Board Designee.

     3. ANTIDILUTION. Pursuant to Paragraph 4.3 of Article IV of the Articles of Incorporation of E-Sat, in the event that E-Sat issues any securities in addition to the shares of common stock of E-Sat issued and outstanding as of December 29, 2000, E-Sat shall take any and all action (including, but not limited to, issuing additional shares of equity securities to EchoStar for no consideration) necessary to maintain EchoStar's (i) ownership of the total number of outstanding equity securities of E-Sat (with respect to both voting power and economic benefit); and (ii) control of the total voting power in E-Sat, in each case, equal to 19.9%. In furtherance and without limitation of the foregoing, the DBSI Parties shall cause E-Sat to take any and all action (including, but not limited to, issuing additional shares of equity securities to EchoStar for no consideration) necessary to maintain EchoStar's (i) ownership of the total number of outstanding equity securities of E-Sat (with respect to both voting power and economic benefit); and (ii) control of the total voting power in E-Sat, in each case, equal to

19.9%, including without limitation voting all shares of common stock of E-Sat now or hereafter directly or indirectly owned (of record or beneficially) by the DBSI Parties in favor of any and all such action necessary for such purposes.

     4. FURTHER ASSURANCES.

        4.1 VOTING AND OTHER ACTION. Each and all of the DBSI Parties agree not to: (a) vote any shares of equity securities of E-Sat now or hereafter directly or indirectly owned (of record or beneficially) by the DBSI Parties, (b) take any other actions, or (c) fail to take any action, that would in any manner defeat, impair, or adversely affect the stated intentions of the parties under Sections 2 or 3 of this Agreement.

        4.2 RESTRICTIONS ON TRANSFER. The Parties agree that all shares of the Common Stock of E-Sat now owned or hereafter acquired by either of them (the "Common Shares"), and all shares of any other class of capital stock of E-Sat now owned or hereafter acquired by either of them (the Common Shares and such other shares are hereinafter collectively referred to as the "Shares"), including in either case all shares subsequently issued to either of them by reason of a stock split, stock dividend, recapitalization, or otherwise, shall be subject to and bound by the terms and conditions of this Agreement, and may not be sold, assigned, transferred, pledged, encumbered, or otherwise disposed of (voluntarily or involuntarily) except in accordance with this Agreement, and the terms and conditions of this Agreement shall attach to, run with, and bind the Shares; and E-Sat shall ensure that it (i) places stop transfer restrictions with respect to the Shares on the books of E-Sat, and (ii) endorses upon each certificate representing the Shares the following legend:

     The sale, assignment, transfer, pledge, encumbrance or other disposition (voluntary or involuntary) of the shares represented by this certificate is restricted under, and subject to the terms of: (a) the Share Purchase
     Agreement entered into as of July 30, 1999, by and among the Company, EchoStar DBS Corporation, a Colorado corporation, DBS Industries, Inc., a Delaware corporation, and Newstar Limited, a Bermuda corporation; (b) the Voting Agreement made and entered into as of December 29, 2000, by and among the same parties; and (c) the Registration Rights Agreement made and entered into as of December 29, 2000, by and among the same parties, copies of which agreements are on file at the offices of the Company and will be furnished without charge by the Company to the holder hereof upon written request. The Agreements include, among other things, restrictions on transfers. By accepting the shares of stock represented by this certificate, the holder agrees to be bound by, and subject to, all of the Agreements.

     5. ENFORCEMENT OF AGREEMENT. The DBSI Parties acknowledge and agree that any breach by any of them of this Agreement shall cause EchoStar irreparable harm which will not be adequately compensable by money damages. Accordingly, in the event of a breach or threatened breach by any or all of the DBSI Parties of any provision of this Agreement, EchoStar shall be entitled to the remedies of specific performance, injunction or other preliminary or equitable relief, including the right to compel any and all such breaching Parties, as appropriate, to: (a) use their best efforts to cause a Representative to be elected (and maintain in office) as a member of the Board of Directors of E-Sat, including without limitation voting all shares of common stock of E-Sat now or hereafter directly or indirectly owned (of record or beneficially) by the DBSI Parties in favor of electing such Representative to, and retaining such Representative on, the Board of Directors of E-Sat; (b) use their best efforts to: (i) cause the removal from the Board of Directors of E-Sat of the EchoStar Board Designee so designated for removal by ECHSOTAR under Section 2.2 above; and/or (ii) cause the new EchoStar Board Designee so designated for election by EchoStar under Section 2.2 to be elected (and maintain in office) as a member of the Board of Directors of E-Sat, including without limitation voting all shares of common stock of E-Sat now or hereafter directly or indirectly owned (of record or beneficially) by the DBSI Parties in favor of such removal and/or election and retention; and (c) cause E-Sat to take any and all action (including, but not limited to, issuing additional shares of equity securities to EchoStar for no consideration) necessary to maintain EchoStar's (i) ownership of the total number of outstanding equity securities of E-Sat (with respect to both voting power and economic benefit); and (ii) control of the total voting power in E-Sat, in each case, equal to 19.9%, including without limitation voting all shares of common stock of E-Sat now or hereafter directly or indirectly owned (of record or beneficially) by the DBSI Parties in favor of any and all such action necessary for such purposes, in addition to such other rights remedies as may be available to EchoStar for any such breach or threatened breach, including but not limited to the recovery of money damages.

     6. TERM. This Agreement shall commence as of the Closing (as such term is defined in Section 1.2 of the Share Purchase Agreement) and shall terminate upon the delivery by EchoStar of a written notice to E-Sat to terminate this Agreement.


     7. GENERAL PROVISIONS.

        7.1 Waiver. The failure or delay of any party to exercise or enforce any right or remedy hereunder or to insist upon strict performance of any provision of this Agreement shall not be construed as a waiver of such right or remedy or any subsequent breach or default of the same or similar nature. The delay or failure of either Party to give notice of, or to terminate this Agreement for, breach or default shall not be deemed to be a waiver of the right to do so for that or any subsequent breach or default or for the persistence in a breach or default of a continuing nature. All rights and remedies reserved to either party shall be cumulative and shall not be in limitation of any other right or remedy which such party may have at law or in equity.

        7.2 Audit Rights. EchoStar shall have the right, at its sole cost and expense, to inspect and audit, with reasonable frequency and upon reasonable prior written notice to the DBSI Parties, the books and records of the DBSI Parties relating to this Agreement for the purpose of determining the DBSI Parties' compliance with their duties and obligations under this Agreement.

        7.3 Successor Interests. This Agreement is binding upon the heirs, legal representatives, successors and permitted assigns of the DBSI Parties and EchoStar. EchoStar may assign this Agreement in whole or in part at any time without the consent of the DBSI Parties. This Agreement and any of the DBSI
Parties rights and obligations hereunder shall not be assigned or otherwise transferred by the DBSI Parties, in whole or in part, to any person or entity that does not succeed to all of the right, title and interest in and to all assets of the assignor necessary for such person or entity to fulfill the obligations of the DBSI Parties under this Agreement and the Share Purchase Agreement, and which does not specifically agree to assume and fulfill all such obligations. No such assignment shall relieve the DBSI Parties of their obligations under this Agreement and the Share Purchase Agreement. This section shall not be construed as obligating an assignee to assume the Board seat or anti-dilution provisions of this Agreement, except with respect to transfers of the stock or assets of E-Sat.

        7.4 Governing Law.

                7.4.1 The relationship between the Parties including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of Colorado without giving any effect to its conflict of law provisions. All Parties hereto for themselves, their successors and assigns warrant and represent that they have had the advice of the counsel of their choosing and that they have been informed of and understand the rights and obligations contained within this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments or Exhibits hereto.

                7.4.2 Any and all disputes arising out of, or in connection with, the interpretation, performance or the nonperformance of this Agreement or any and all disputes arising out of, or in connection with, transactions in any way related to this Agreement and/or the relationship between the Parties (including but not limited to the termination of this Agreement or the relationship and each Party's rights thereunder or disputes under rights granted pursuant to statutes or common law, including those in the state in which a particular Party is located) shall be litigated solely and exclusively before the United States District Court for the District of Colorado. The Parties consent to the in personam jurisdiction of said court for the purposes of any such litigation, and waive, fully and completely, any right to dismiss and/or transfer any action pursuant to 28 U.S.C.S. 1404 or 1406 (or any successor statute). In the event the United States District Court for the District of Colorado does not have subject matter jurisdiction of said matter, then such matter shall be litigated solely and exclusively before the appropriate state court of competent jurisdiction located in Arapahoe County, State of Colorado.

        7.5 Severability. The parties agree that each provision of this Agreement shall be construed as separable and divisible from every other provision and that the enforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision hereof. In the event that a court of competent jurisdiction determines that any term or provision herein, or the application thereof to any person, entity, or circumstance, shall to any extent be invalid or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby, and shall be interpreted as if the invalid term or provision were not a part hereof.

        7.6 Entire Agreement. This Agreement sets forth the entire, final and complete understanding between the parties hereto relevant to the subject matter of this Agreement, and it supersedes and replaces all prior and contemporaneous understandings, representations and agreements, written, oral, and implied, relevant to the subject matter of this Agreement. Except as expressly provided by this Agreement, no waiver or modification of any of the terms or conditions of this Agreement shall be effective unless in writing and signed by both parties.

        7.7 Survival. Any provision of this Agreement which logically would be expected to survive termination or aspiration, shall survive for a reasonable time period under the circumstances) whether or not specifically provided in this Agreement.

        7.8 Compliance with Law. The parties shall comply with, and agree that this Agreement is subject to, all applicable federal, state, and local laws, rules and regulations, and all amendments thereto, now enacted or hereafter promulgated in force during the term of this Agreement.

        7.9 Force Majeure. Notwithstanding anything to the contrary in this Agreement, neither party shall be liable to the other for failure to fulfill its obligations hereunder if such failure is caused by or arises out of an act of force majeure including acts of God, war, riot, natural disaster, or any other reason beyond the reasonable control of the party whose performance is prevented during the period of such occurrence.

        7.10 Remedies Cumulative. It is agreed that the rights and remedies herein provided in case of default or breach by any party to this Agreement are cumulative and shall not affect in any manner any other remedies that any other party may have by reason of such default or breach. The exercise of any right or remedy herein provided shall be without prejudice to the right to exercise any other right or remedy provided herein, at law, or in equity.

        7.11 Notice. Any notice to be given hereunder shall be in writing and shall be sent by facsimile transmission, or by first class certified mail, postage prepaid, or by overnight courier service, charges prepaid, to the party notified, addressed to such party at the following address, or sent by facsimile to the following tax number, or such other address or fax number as such party may have substituted by written notice to the other parties. The sending of such notice with confirmation of receipt thereof (in the case of facsimile transmission) or receipt of such notice (in the case of delivery by mail or by overnight courier service) shall constitute the giving thereof:

        If to the DBSI Parties:   DBS Industries, Inc.
                                  100 Shoreline Highway, Suite 190A
                                  Mill Valley, California 94941
                                  ATTN: Fred W. Thompson
                                  Fax No.: (415) 380-8199

        With copies to:           Bartel Eng Linn & Schroder
                                  300 Capitol Mall, Suite 1100
                                  Sacramento, CA 95814
                                  ATTN: Scott E. Bartel, Esq.
                                  Fax No.: (916)442-3442

        If to EchoStar:           EchoStar DBS Corporation
                                  5701 S. Santa Fe Drive
                                  Littleton, Colorado 80120
                                  ATTN: David K. Moskowitz
                                  Fax No.: (303) 723-1699






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

        7.12 Counterparts and Signatures. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original hereof. The signature pages of each counterpart may be detached from such counterpart and attached to a single document which shall for all purposes be treated as an original. The Parties further agree that signatures transmitted by facsimile or other electronic means shall have equal dignity with original signatures.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives as of the date first -written above.

ECHOSTAR DBS CORPORATION

By:               _________________________
                  David K. Moskowitz
                  Senior Vice President and General Counsel

DBS INDUSTRIES, INC.

By:               _________________________
                  Fred W. Thompson
                  President and CEO

NEWSTAR LIMITED

By:               _________________________
                  Fred W. Thompson
                  Director


E-SAT, INC.

By:               ________________________
                  Fred W. Thompson on behalf of DBS Industries, Inc., a shareholder, and as an Executive Officer of E-Sat, Inc.


By:               ________________________
                  David K. Moskowitz on behalf of EchoStar DBS
                  Corporation, Inc., a shareholder, and as an Executive Officer of E-Sat, Inc.